Exhibit 10.13
BDF HOLDING CORP. 2014 STOCK OPTION PLAN
ARTICLE I
ESTABLISHMENT AND PURPOSE; ADMINISTRATION
1.1    Establishment. BDF Holding Corp., a Delaware corporation (the "Company"), hereby establishes a stock incentive plan to be known as the BDF Holding Corp. 2014 Stock Option Plan" (the "Plan"). The Plan shall become effective as of the date (the "Effective Date") of its adoption by the Company's board of directors (the "Board") on such date.
1.2    Purpose. The Plan is intended to promote the long-term growth and profitability of the Company and its Subsidiaries by providing those persons who are or will be involved in the Company's and its Subsidiaries' growth with an opportunity to acquire an ownership interest in the Company, thereby encouraging such persons to contribute to and participate in the success of the Company and its Subsidiaries. Under the Plan, the Company may make Awards to such present and future officers, directors, employees, consultants and advisors of the Company or its Subsidiaries as may be selected in the sole discretion of the Board (collectively, "Participants").
1.3    Administration. The Board shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Plan, including, but not limited to the full power and authority (a) to interpret the terms of this Plan, the terms of any Awards made under this Plan, and the rules and procedures established by the Board governing any such Awards, (b) to determine the rights of any person under this Plan, or the meaning of requirements imposed by the terms of this Plan or any rule or procedure established by the Board, (c) to select Participants for Awards under the Plan, (d) to set the exercise price of any Awards granted under the Plan, (e) to establish performance and vesting standards, (f) to impose such limitations, restrictions and conditions upon such Awards as it shall deem appropriate, (g) to adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, and (h) to correct any defect or omission or reconcile any inconsistency in the Plan, and (i) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan, subject to such limitations as may be imposed by the Code or other applicable law. Each action of the Board (including each determination of the Board) shall be final, binding and conclusive on all persons. The Board may, to the extent permissible by law, delegate any of its authority hereunder to any duly authorized committee of the Board or any other persons as it deems appropriate.
ARTICLE II
DEFINITIONS
As used in this Plan, the following terms shall have the meanings set forth below:
"Affiliate" of a Person means any other person, entity, or investment fund controlling, controlled by, or under common control with such Person and, in the case of a Person which is a partnership, any partner of such Person.

"Aggregate Spread" of any Award as of any particular date means the aggregate Fair Market Value of the securities for which such Award is exercisable, minus the aggregate exercise price payable by the holder of such Award in order to acquire such securities.
"Awards" means Options.
"Award Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions, and limitations applicable to an Award; provided that, unless expressly set forth in an Award Agreement and approved by the Board, all Award Agreements shall be deemed to include all of the terms and conditions of the Plan.
"Award Stock" means, for any Participant, any Common Stock issued to such Participant upon exercise of any Award granted hereunder. For all purposes of this Plan, Award Stock will continue to be Award Stock in the hands of any holder (including any Permitted Transferee) except for the Company, the Investor and purchasers pursuant to a Public Sale, and each such other holder of Award Stock will succeed to all rights and obligations attributable to such Participant as a holder of Award Stock hereunder. Award Stock will also include shares of the capital stock issued with respect to shares of Award Stock by way of a stock split, stock dividend or other recapitalization.
"Cause" shall mean (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define "cause"), that such Participant: (i) has failed or refused to comply with a material directive from the Board or, if applicable, the board of directors of the Company’s subsidiaries or Participant's supervisor; (ii) has received a confirmed positive illegal drug test result; (iii) abused alcohol in a manner that impairs the Participant's ability to perform his duties; (iv) has violated a material written policy of the Company or its Subsidiaries; (v) has engaged in misconduct that could be injurious to the business of the Company or any Subsidiary; or (vi) has committed a felony; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines "cause", "cause" as defined under such agreement; provided, however, that with regard to any agreement under which the definition of "cause" only applies on occurrence of a change in control, such definition of "cause" shall not apply until a change in control actually takes place and then only with regard to a termination thereafter as provided in the applicable agreement.
"Change in Control" means (i) any transaction or series of related transactions that result in any Person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) acquiring shares of Capital Stock that represent more than 50% of the total voting power of the Company, or (ii) a sale or disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis other than to an entity with respect to which, following such sale or other disposition, at least fifty percent (50%) of the combined voting power of the then outstanding voting securities of such entity is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities (or Affiliates of such individuals and entities) who were the beneficial owners, respectively, of the Capital Stock immediately prior to such sale or other disposition; provided that, in the case of clause (i) above, such transaction shall only constitute a Change in Control if it results in the Investor ceasing to have the power (whether by ownership of voting securities, contractual right, or otherwise) collectively to elect a majority of the Board. For the avoidance of doubt, the occurrence of an Initial Public Offering pursuant to which or following which the Investor ceases to own or control at least fifty percent (50%) of the Company shall not be a Change in Control.
"Closing Date" shall have the meaning set forth in the Purchase Agreement.
"Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.
"Common Stock" shall mean the Company’s common stock, par value $0.0001 per share, or, in the event that the outstanding shares of common stock are hereafter recapitalized, converted into or exchanged for different stock or securities of the Company or its Affiliates, such other stock or securities.
"Development" means (a) any and all ideas, trade secrets, information (including Confidential Information, know-how, processes, inventions, technology, discoveries, original works of authorship, modifications, enhancements, improvements, derivative works, computer software (including source code, executable code, algorithms, pseudocode, firmware, interfaces, data, databases, and documentation), processes, methods, formulas, designs, trademarks, service marks, and logos (whether or not patentable, copyrightable or able to be protected as a trade secret and whether or not reduced to practice) that are conceived, developed, designed, made, authored, contributed to or reduced to practice by a Participant (either solely or jointly with others) together with all physical or tangible embodiments of any of the foregoing, (b) all modifications, enhancements, improvements, and derivations of any of the foregoing and (c) all claims and rights in and to all of the foregoing existing in any jurisdiction throughout the world, whether or not registration is or has been secured for any intellectual property rights embodied therein, including any intellectual property registrations or applications, any renewals and extensions thereof, and in and to all works based upon, derived from, or incorporating any of the foregoing, and in and to all income, royalties, damages, claims, and payments now or hereafter due or payable with respect thereto, and in and to all causes of action, either in law or in equity for past, present or future infringement based on any of the foregoing, and in and to all rights corresponding to any of the foregoing throughout the world, and all the rights embraced therein, including the right to make, use, sell, offer for sale, duplicate, reproduce, copy, distribute, import, export, display, license, adapt, and prepare derivative works from, or modifications, improvements or enhancements to, any of the foregoing.
"Disability" means, for any Participant, the meaning given to such term in an employment, severance or other similar agreement entered into by such Participant on or after the Effective Date and approved by the Board, or in the absence of such an agreement (or if such agreement does not define such term or a similar term) it shall mean such Participant's eligibility to receive disability benefits under the Company's or its Subsidiaries' long-term disability plan or the inability of such Participant, as determined by the Board, to perform the essential functions of his regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months.
"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time and any successor statute thereto and the rules promulgated thereunder.
"Fair Market Value," or "FMV," shall have the meaning as determined by the Board in good faith taking into account customary relevant factors (e.g., EBITDA, current financial multiples, etc.) in accordance with applicable law (including applicable tax rules).
"Initial Public Offering" or "IPO" means an initial public offering, after the Effective Date, of the Common Stock pursuant to an offering registered under the Securities Act, other than any such offerings which are registered on Forms S-4 or S-8 under the Securities Act.
"Investor" means Bain Capital Partners, LLC and its Affiliates.
"Non-Competition Period" means, for any Participant, the later to expire of (a) the period of such Participant's employment or service with the Company and its Subsidiaries plus two (2) years after such Participant's Termination Date and (b) the period of such Participant's employment or service with the Company and its Subsidiaries plus the length of time, if any, for which such Participant receives (or is eligible to receive, where such Participant declines or otherwise takes action to reject) in connection with such Participant's termination, severance benefits or other similar payments from the Company or its Subsidiaries pursuant to an agreement with such Participant, the severance policies of the Company and its Subsidiaries then in effect, at the Company's or any of its Subsidiaries' election or otherwise (or the length of time in terms of compensation used to determine the amount of such Participant's severance benefits in the event such severance benefits are payable in a lump sum or on a schedule different than such length of time).
"Options" means options granted pursuant to Article IV.
"Original Value" for each share of Award Stock which is originally issued upon the exercise of any Options will be equal to the exercise price paid by Participant in cash for such share of Award Stock as proportionally adjusted for all stock splits, stock dividends, and other recapitalizations affecting the Award Stock subsequent to the Effective Date.
"Permitted Transferree" has the meaning set forth in the Stockholders Agreement.
"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or any branch, department, agency, political subdivision or official thereof.
"Public Sale" means any sale pursuant to a registered public offering under the Securities Act or any sale to the public through a broker, dealer or market maker pursuant to Rule 144 promulgated under the Securities Act.

"Purchase Agreement" means that certain Securities Purchase Agreement, dated as of December 23, 2013, by and among the Company, Bob’s Discount Furniture Holdings I, LLC, Bob’s Discount Furniture Holdings II, LLC, SKM BDF Acquisition Corp., the sellers party thereto, and the sellers’ representative referred to therein, as further amended or supplemented from time to time.
"Securities Act" means the Securities Act of 1933, as amended from time to time and any successor statute thereto and the rules promulgated thereunder.
"Stockholders Agreement" means the Stockholders Agreement, dated as of the Closing Date, by and among the Company, the Investor, Participants who receive Award Stock and the other parties set forth therein, as may be amended from time to time.
"Subsidiary" means any corporation, partnership, limited liability company or other entity in which the Company owns, directly or indirectly, stock or other equity securities or interests possessing 50% or more of the total combined voting power of such entity.
"Termination Date" means the earliest date on which a Participant is no longer employed by and no longer provides services to the Company and its Subsidiaries for any reason. For the avoidance of doubt, a Participant's Termination Date shall be considered to be the last date of his actual and active employment or service with the Company and its Subsidiaries, whether such day is selected by agreement with Participant or unilaterally by the Company and its Subsidiaries and whether advance notice is or is not given to Participant. No period of notice that is or ought to have been given under applicable law in respect of the termination of employment will be taken into account in determining entitlement under the Plan. Furthermore, a Participant who goes on a leave of absence approved by the Company or one of its Subsidiaries shall not be deemed to have ceased his employment or service with the Company and its Subsidiaries during the period of such approved leave; provided that, the time vesting of such Participant's Options under Section 4.2 shall be suspended during the period of such leave, except to the extent required by applicable law.
"Transfer" means any direct or indirect sale, transfer, assignment, pledge, encumbrance or other disposition (whether with or without consideration and whether voluntary, involuntary or by operation of law, including to the Company or any of its Subsidiaries) of any interest.
"Work Product" means, for any Participant, Developments conceived, developed, designed, made, invented, authored, contributed to or reduced to practice by such Participant while employed by or providing services to the Company or any of its Subsidiaries.
ARTICLE III
AWARDS AND ELIGIBILITY
3.1    Awards. Awards under the Plan shall be granted in the form of non-qualified stock options as described in Article IV. For the avoidance of doubt, no Awards shall be an incentive stock option within the meaning of Section 422(a) of the Code or any successor provision. Each Award shall be evidenced by a written Award Agreement containing such restrictions, terms, and conditions, if any, as the Board may require; provided that, except as otherwise expressly provided in an Award Agreement, if there is any conflict between any provision of the Plan and an Award Agreement, the provisions of the Plan shall govern.
3.2    Maximum Shares Available. An aggregate of no more than 17,000,000 shares of Common Stock shall be reserved for issuance with respect to Options. All Awards shall be subject to adjustment by the Board as follows. In the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in the Common Stock, the Board shall make such changes in the number and type of shares of Common Stock covered by outstanding Awards and the terms thereof as the Board determines are necessary to prevent dilution or enlargement of rights of Participants under the Plan. Without limiting the generality of the foregoing, in the event of any such transaction, the Board shall have the power to make such changes as it deems appropriate in the number and type of shares covered by outstanding Awards, the prices specified therein, and the securities or other property to be received upon exercise (which may include providing for cash payment (or no consideration) in exchange for cancellation of outstanding Awards). If any Options expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of Common Stock or payment thereunder, the shares with respect to which such Options were granted shall again be available under this Plan, subject to the foregoing maximum amounts. Shares of Common Stock to be issued upon exercise of Awards may be either authorized and unissued shares, treasury shares or a combination thereof, as the Board shall determine.
3.3    Eligibility. The Board may, from time to time, select Participants who shall be eligible to participate in the Plan and the Awards to be made to each such Participant. The Board may consider any factors it deems relevant in selecting Participants and in making Awards to such Participants. The Board's determinations under the Plan (including determinations of which persons are to receive Awards and in what amount) need not be uniform and may be made by it selectively among persons who are eligible to receive Awards under the Plan.
3.4    No Right to Continued Employment. Nothing in this Plan or in any Award Agreement, as applicable, shall confer on any Participant any right to continue in the employment of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate such Participant's employment at any time for any reason or to continue such Participant's present (or any other) rate of compensation.
3.5    Return of Prior Awards. The Board shall have the right, at its discretion, to require Participants to return to the Company Awards previously granted to them under the Plan in exchange for new Awards; provided that, no Participant shall be required, without such Participant's prior written consent, to return any Award if the new Award is to be made on terms less favorable to such Participant than the Award to be returned. Subject to the provisions of the Plan, such new Awards shall be upon such terms and conditions as are specified by the Board at the time the new Awards are made.
3.6    Securities Laws. The Plan has been instituted by the Company to provide certain compensatory incentives to Participants and is intended to qualify for an exemption from the registration requirements (i) under the Securities Act pursuant to Rule 701 promulgated under the Securities Act, and (ii) under applicable state securities laws.
ARTICLE IV
OPTIONS
4.1    Options. The Board shall have the right and power to grant to any Participant, at any time prior to the termination of this Plan, Options in such quantity, at such price, on such terms and subject to such conditions as are consistent with this Plan and established by the Board. Options granted under this Plan shall be in the form described in this Article IV, or in such other form or forms as the Board may determine, and shall be subject to such additional terms and conditions and evidenced by Award Agreements, as shall be determined from time to time by the Board.
4.2    Exercise Price. Options granted under the Plan at Closing will have an exercise price equal to the per share cash consideration paid by the Investor for Common Stock in the Company (“Closing Price”). Subsequent grants will have an exercise price equal to or greater than the grant date Fair Market Value of a share of the Company’s common stock. In the event of an extraordinary dividend or distribution, the Board will adjust the exercise price of outstanding Options or take other action(s) determined by the Board in good faith to be equitable to reflect such extraordinary dividend or distribution.
4.3    Vesting of Options.
(a)    Unless otherwise set forth in an Award Agreement, all Options shall be subject to vesting in accordance with the provisions of this Section 4.3. Options shall be exercisable only to the extent that they are vested. In addition to the other requirements set forth in this Section 4.3, unless otherwise set forth in an Award Agreement, Options shall vest only so long as a Participant remains employed by or continues to provide services to the Company or one of its Subsidiaries. Unless otherwise set forth in an Award Agreement, each Award shall be exercisable for the number of shares of Common Stock set forth in the Award Agreement.
(b)    General. The Options will be subject to time vesting only and, unless otherwise set forth in an Award Agreement, will vest over the five (5) year period following the date of grant, as follows: twenty percent (20%) of the Options shall vest on each anniversary of the date of grant such that all Options shall be vested as of the fifth (5th) anniversary of the date of grant, if the respective Participant is, and has been, continuously employed by or provides services to the Company or any of its Subsidiaries from the date of grant through each such vesting date.
(c)    Change in Control. Notwithstanding the foregoing, all Options shall be 100% vested upon the consummation of a Change in Control if the respective Participant is, and has been, continuously employed by or provides services to the Company or any of its Subsidiaries through such date, and as otherwise set forth in an Award Agreement.

ARTICLE V
GENERAL PROVISIONS
5.1    Expiration.
(a)    Expiration of Term. All Options granted under this Plan shall expire at the close of business in the time zone of the Company's headquarters on the tenth (10th) anniversary of the date of grant to Participant of such Options (with respect to such Option, the "Term"), subject to earlier expiration as provided in this Article V.
(b)    Expiration on Termination. Unless otherwise set forth in an Award Agreement, if a Participant ceases to be employed by and ceases to provide services to the Company or any of its Subsidiaries for any reason, then the portion of such Participant's Options that have not fully vested as of the Termination Date shall expire at such time.
5.2    Exercise on Termination. Except as otherwise set forth in an Award Agreement, the portion of a Participant's Awards that have fully vested as of such Participant's Termination Date shall expire upon the earlier to occur of (a) the end of their Term and (b) (i) sixty (60) days after the Termination Date if a Participant is terminated without Cause or if the Participant resigns for any reason, (ii) one (1) year after the Termination Date if a Participant is terminated due to death or due to Disability, (iii) immediately upon termination if a Participant is terminated with Cause or if a Participant resigns under circumstances where the Board determines that Cause exists, and (iv) immediately upon a Participant's material breach of any of the provisions contained in Article IX or any other noncompetition or other restrictive covenant agreement.
5.3    Procedure for Exercise. At any time after all or any portion of a Participant's Awards have fully vested and prior to their expiration, a Participant may exercise all or any specified portion of such Awards by delivering written notice of exercise specifically identifying the particular Awards to the Company (an "Exercise Notice"), together with a written acknowledgment that such Participant has read and has been afforded an opportunity to ask questions of management of the Company or its Subsidiaries regarding all financial and other information provided to such Participant regarding the Company or its Subsidiaries. Unless otherwise provided in an Award Agreement or as set forth below, payment by Participants in connection with any exercise (a) shall be made by a check payable to the Company or a wire transfer of immediately available funds of the amount equal to the product of the exercise price multiplied by the number of shares of Award Stock to be acquired, and the amount of any additional federal and state income taxes or any income taxes or employee's social security contributions arising in any jurisdiction outside the United States required to be withheld (or accounted for to appropriate revenue authorities by Participant's employer) by reason of the exercise of the Options (which amount shall be calculated by the Company and provided to Participants promptly following delivery of an Exercise Notice, and which shall be subject to later adjustment by the Company (with a corresponding payment by or refund to Participant) in the event that any such adjustment is required), and (b) shall be due in full from Participant at the same time as delivery of the Exercise Notice (with the portion representing taxes or contributions due within two (2) business days of the date on which the Company informs Participant in writing of the amount of such items pursuant to the provisions of this Section 5.3). For United

States federal income tax purposes, the Company intends to treat Awards as exercised at the time the Company issues the applicable Award Stock to the Participant. At the discretion of the Participant, a Participant may elect to pay the exercise price otherwise due and owing by directing the Company to withhold shares of Common Stock having a Fair Market Value equal to the aggregate exercise price.
5.4    Representations on Exercise. In connection with any exercise of any Award and the issuance of Award Stock thereunder (other than pursuant to an effective registration statement under the Securities Act), Participant shall by the act of delivering the Exercise Notice (and without any further action on the part of Participant) represent and warrant to the Company that as of the time of such exercise:
(a)    Participant has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Award Stock, and Participant is able to bear the economic risk of the investment in the Award Stock for an indefinite period of time because the Award Stock is subject to the transfer restrictions contained in the Stockholders Agreement and has not been registered under the Securities Act or the securities laws of any state or other jurisdiction or foreign nation and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of certain states or foreign nations or unless an exemption from such registration is available;
(b)    Participant is or was an officer, director, employee, consultant or advisor of the Company or one of its Subsidiaries;
(c)    Participant has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Award Stock to be acquired by Participant hereunder and has had full access and the opportunity to review such other information concerning the Company as Participant may have requested in making Participant's decision to invest in the Award Stock being issued hereunder;
(d)    Participant acknowledges that the Award Stock is subject to the restrictions described herein and in the Stockholders Agreement, and Participant has received and reviewed a copy of the Stockholders Agreement;
(e)    Participant acknowledges that any certificate representing the Award Stock shall include such legend(s) as are set forth in the Stockholders Agreement;
(f)    Participant has relied on the advice of, or has consulted with, only Participant's own legal, financial and tax advisors and the determination of Participant to acquire the Award Stock pursuant to the Plan has been made by Participant independent of any statements or opinions as to the advisability of such acquisition or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other person or by any agent or employee of such person and independent of the fact that any other person has decided to become a stockholder of the Company; and

(g)    Participant acknowledges that the Company will rely upon the accuracy and truth of the foregoing representations in this Section 5.4 and hereby consents to such reliance.
In connection with any exercise of any Award, Participant shall make such additional customary investment representations as the Company may require and Participant shall execute such documents necessary for the Company to perfect exemptions from registration under federal and state securities laws as the Company may reasonably request.
5.5    Non-Transferability.
(a)    All Awards are personal to a Participant and are not Transferable by such Participant, other than by will or pursuant to applicable laws of descent and distribution; provided that no such Transfer by will or pursuant to applicable laws of descent and distribution shall be effective until the later of (i) twenty (20) days following the date that the Company receives written notice of such Transfer and (ii) unless otherwise agreed by the Board, the Company's receipt of a written certification from each transferee stating that such Person is a "citizen of the United States" in accordance with 49 U.S.C. §§ 40102(a)(15) and 41102. Only a Participant, his estate or personal representatives or heirs, or Permitted Transferee are entitled to exercise any Award. Notwithstanding the foregoing, a Participant may Transfer an Award to a Permitted Transfer; provided that no such Transfer shall be effective unless the applicable Permitted Transferee has delivered to the Company a written joinder in form and substance reasonably satisfactory to the Board which provides that such Permitted Transferee shall be be bound by and shall be a party to the Stockholders Agreement and the applicable Award Agreement All Award Stock issued pursuant to the exercise of any Award shall not be Transferable except as permitted pursuant to the terms of the Stockholders Agreement. Any attempted Transfer of Awards or Award Stock issued upon exercise thereof which is not specifically permitted under the Plan or the Stockholders Agreement shall be null and void.
(b)    No Participant shall make any Transfer prohibited by this Section 5.5 either directly or indirectly. Any Transfer or attempted Transfer in violation of this Section 5.5(b) shall be null and void.
(c)    The Company shall issue, in the name of each Participant to whom Award Stock has been granted or sold, stock certificates representing the total number of shares of Award Stock granted or sold to such Participant, as soon as reasonably practicable after such grant or sale and deliver copies thereof.
5.6    Rights as a Stockholder. A Participant holding an Award shall have no rights as a stockholder with respect to any shares of Award Stock issuable upon exercise thereof until the date on which a stock certificate is issued to such Participant representing such Award Stock.
5.7    Change in Control. Notwithstanding anything to the contrary contained herein, immediately prior to the consummation of a Change in Control, the Board may (in its sole discretion), with respect to any or all of the Awards that are outstanding and vested at such time, take any of the following actions (consistent with the requirements of Section 409A of the Code):

(a) provide for the assumption, substitution or continuation of such vested Awards, (b) if the Fair Market Value of the underlying Award Stock as of the consummation of the Change in Control exceeds the exercise price associated with such vested Awards, cash out all or any portion of such vested Awards in exchange for the Aggregate Spread and (c) if the Fair Market Value of the underlying Award Stock as of the consummation of the Change in Control is less than the exercise price associated with such vested Awards, unilaterally terminate all or any portion of such vested Awards for no consideration. All Awards that are not assumed, substituted or continued will be terminated upon the consummation of a Change in Control.
ARTICLE VI
JOINDERS
Receipt of any Award shall constitute agreement by Participant receiving such Award to be bound by all of the terms and conditions of the Stockholders Agreement, including with respect to the Award Stock, or any other Company capital stock, issuable to or held by such Participant. In furtherance thereof, upon the receipt of any Award, and without any further required action of Participant, the Company or any other Person, Participant shall automatically become a party to the Stockholders Agreement as a Manager and all shares of Award Stock, or any other Company capital stock issuable to or held by such Participant, shall be deemed Management Shares thereunder and Participant shall execute a joinder to the Stockholders Agreement. All of the terms of the Stockholders Agreement are incorporated herein by reference.
ARTICLE VII
REPURCHASE OF SHARES
7.1    Repurchase Option. In the event that a Participant is no longer employed by and no longer provides services to the Company and its Subsidiaries for any reason or in the event Participant takes any action prohibited by Article IX or any other noncompetition or other restrictive covenant agreement, all Award Stock issued or issuable to such Participant will be subject to repurchase by the Company and the Investor (solely at its option), by delivery of one or more Repurchase Notices (as defined below) within the time periods set forth below, pursuant to the terms and conditions set forth in this Article VII (the "Repurchase Option"), unless otherwise set forth in the Award Agreement between the Company and Participant. Notwithstanding any other provision in this Article VII, the Repurchase Option shall terminate upon the occurrence of an Initial Public Offering.
7.2    Terminations; Restrictive Covenant Violations.
(a)    Unless otherwise specified in an Award Agreement, if a Participant is no longer employed by and no longer provides services to the Company and any of its Subsidiaries as a result of such Participant's termination other than for Cause (or such Participant's resignation in circumstances where Cause exists), the Company may elect to purchase all or any portion of the Award Stock issued or issuable to such Participant at a price per share equal to the Fair Market Value thereof as of the anticipated date of the Repurchase Closing.

(b)    Unless otherwise specified in an Award Agreement, if (i) a Participant is no longer employed by and no longer provides services to the Company or any of its Subsidiaries as a result of such Participant's termination for Cause or such Participant's resignation in circumstances where Cause exists or (ii) in the event that a Participant takes any action prohibited by Article IX or any other noncompetition or other restrictive covenant agreement, the Company may elect to purchase all or any portion of the Award Stock issued or issuable to such Participant at a price per share equal to the lower of the Fair Market Value thereof as of the anticipated date of the Repurchase Closing and the Original Value thereof; provided that, if a Participant takes such prohibited action as specified in (ii) hereof after the Company (or the Investor, if applicable) pays the repurchase price for such Award Stock, then the Participant shall repay to the Company (or the Investor, if applicable) any amounts paid in excess of that contemplated by the preceding clause.
7.3    Investor’s Right to Buy.
(a)    If for any reason the Company does not elect to purchase all of the Award Stock (issued or issuable to a particular Participant) pursuant to the Repurchase Option pursuant to one or more Repurchase Notices, the Investor will be entitled to exercise the Repurchase Option in the manner set forth in this Section 7.3, for the Award Stock that the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available Shares, the Company shall give written notice (each, an "Option Notice") to the Investor setting forth the number of Available Shares and the price for each Available Share as determined pursuant to the provisions of this Article VII.
(b)    The Investor may elect to purchase any number of Available Shares by delivering written notice (an "Election Notice") to the Company within sixty (60) days after receipt of the Option Notice from the Company.
(c)    As soon as practicable, and in any event within ten (10) days after the expiration of the sixty (60)-day period set forth in Section 7.3(b), the Company shall notify the holder(s) of Award Stock as to the number of shares being purchased from such holder(s) by the Investor (each, a "Supplemental Repurchase Notice"). At the time the Company delivers a Supplemental Repurchase Notice to the holder(s) of Award Stock, the Company shall also deliver written notice to the Investor setting forth the number of shares that the Company and the Investor will acquire, the aggregate purchase price and the time and place of the closing of the transaction.
7.4    Option Repurchases. In the event the Company and/or the Investor, as applicable, exercises the Repurchase Option with respect to any shares of Award Stock issuable upon exercise of any Award held by a Participant, then such Participant shall be required, promptly following receipt of a Repurchase Notice (as defined below), to exercise such Award(s) and purchase from the Company (in accordance with the provisions of Section 5.3) all shares of Award Stock for which the Company and/or the Investor, as applicable, shall have delivered a Repurchase Notice.

7.5    Repurchase Procedures. Pursuant to the Repurchase Option, the Company may elect to exercise the right to purchase all or any portion of the shares of Award Stock issued to a Participant by delivering written notice or notices (each, a "Repurchase Notice") to the holder or holders of such Award Stock at any time and from time to time no later than one hundred and eighty (180) days after the latest of (a) Participant's Termination Date, (b) the date upon which the Company and the Investor become aware that Participant has taken any action that is prohibited by Article IX or any other noncompetition or other restrictive covenant agreement, and (c) the date that is six months plus one day after the acquisition of Award Stock by Participant; provided that such periods may be tolled in accordance with the first and last sentences of Section 7.7 below. Each Repurchase Notice will specifically identify the shares of Award Stock to be acquired from such holder(s) (including whether such shares are issuable upon exercise of Options) and the time and place for the closing of the transaction (each, a "Repurchase Closing").
7.6    Closing of Repurchase. The closing of the transactions contemplated by this Article VII will take place as soon as reasonably practicable, and in any event not later than sixty (60) days after delivery of the applicable Repurchase Notice or Supplemental Repurchase Notice, as the case may be (provided, that such time shall be extended as necessary to comply with the requirements of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, or other applicable legal requirements), at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine. The Company and/or the Investor, as the case may be, will pay for the Award Stock to be purchased pursuant to the Repurchase Option by delivery of a check payable to the holder(s) of Award Stock or a wire transfer of immediately available funds in an amount equal to the Fair Market Value of such Award Stock at the time of the Repurchase Closing; provided that the Company and/or the Investor, as the case may be, may offset against such repurchase price any then existing documented and bona fide monetary debts owed by such Participant to the Company or its Subsidiaries, in the case of a repurchase by the Company, or to the Investor, in the case of a repurchase by the Investor. The Company and/or the Investor, as the case may be, will receive customary representations and warranties from each seller regarding the sale of Award Stock, including, but not limited to, representations that such seller has good and marketable title to the Award Stock to be Transferred free and clear of all liens, claims and other encumbrances, and the Company and/or the Investor, as the case may be, will be entitled to require all sellers' signatures be guaranteed by a national bank or reputable securities broker.
7.7    Restrictions on Repurchase. Notwithstanding anything to the contrary contained in the Plan, all repurchases of Award Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Award Stock for cash as contemplated by Section 7.6, and the Investor has not elected to acquire all Award Stock which the Company and the Investor has a right to repurchase pursuant to this Article VII, the time periods provided in this Article VII shall be suspended, and the Company may make such repurchases for cash as soon as it is permitted to do so under such restrictions.

ARTICLE VIII
COMPLIANCE WITH LAWS
8.1    Each Award shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such Award upon any securities exchange or under any state or federal securities or other law or regulation or the consent or approval of any governmental regulatory body is necessary or desirable as a condition to or in connection with the granting of such Award or the issuance or purchase of shares thereunder, no such Award may be exercised or paid in Common Stock, in whole or in part, unless such listing, registration, qualification, consent or approval (a "Required Listing") shall have been effected or obtained and the holder of the Award, will supply the Company with such certificates, representations and information as the Company shall request which are reasonably necessary or desirable in order for the Company to obtain such Required Listing, and shall otherwise cooperate with the Company in obtaining such Required Listing. In the case of officers and other persons subject to Section 16(b) of the Exchange Act, the Board may at any time impose any limitations upon the exercise of an Award which, in the Board's discretion, are necessary or desirable in order to comply with Section 16(b) of the Exchange Act and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Awards may be exercised, the Board may, in its discretion and without the consent of the holders of any such Awards, so reduce such period on not less than ten (10) days' written notice to the holders thereof.
ARTICLE IX
RESTRICTIVE COVENANTS
The Company and its Subsidiaries operate in a highly sensitive and competitive commercial environment. As part of Participant's employment and/or service with the Company and its Subsidiaries, Participants will be exposed to highly confidential and sensitive information regarding the Company's and its Subsidiaries' business operations, including corporate strategy, pricing and other market information, know-how, trade secrets, and valuable customer, supplier, strategic partner, licensee, licensor, lessor, regulatory and employee relationships. It is critical that the Company take all necessary steps to safeguard its legitimate protectable interests in such information and to prevent any of its competitors or any other persons from obtaining any such information. Therefore, as consideration for the Company's agreement to award Awards to a Participant, each Participant agrees to be bound by the following restrictive covenants:
9.1    Confidentiality. Participant shall not, for any purpose whatsoever, other than to the extent necessary to render services to the Company or its Subsidiaries in good faith, required by law, or with the express prior written consent of the Company, use, disclose, or divulge to a third party or use for Participant's personal benefit or for the benefit of a third party, at any time, either during Participant's employment or services with the Company or its Subsidiaries or thereafter, any Confidential Information of which Participant is or becomes aware, whether or not such information is developed by Participant. Participant will treat all Confidential Information as confidential and take all reasonable and appropriate steps to safeguard all

Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. Participant shall deliver to the Company at Participant's Termination Date, or at any other time the Company may request, all memoranda, notes, agreements, client lists, plans, records, reports, computer tapes and software and other documents and data (and all copies or reproductions thereof) relating to the Confidential Information, Work Product or the business of the Company or any of its Subsidiaries which Participant may then possess or have under Participant's control. As used herein, the term "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Company or its Subsidiaries in connection with their business, including but not limited to (i) information, observations and data obtained by Participant while employed by or providing services to the Company or its Subsidiaries concerning the business or affairs of the Company or its Subsidiaries, (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software (including source code, executable code, algorithms, pseudocode, firmware, interfaces, data, databases, and documentation), including operating systems, applications and program listings or any portions or logic comprising said software, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists and terms of contracts with clients and customers (xiii) other copyrightable works, (xiv) all production, programming, manufacturing, engineering, and distribution processes or techniques, technology and trade secrets, and (xv) all similar and related information in whatever form or medium. Notwithstanding the foregoing, the term "Confidential Information" shall not include any information that Participant can demonstrate by written proof was generally available to the public at the time it was disclosed to such Participant or subsequently becomes in the public domain other than as a result of a disclosure by such Participant in violation of this Article IX, provided that Confidential Information will not be deemed to have been generally available merely because individual portions of the information have been separately published or otherwise made generally available to the public, but only if all material features comprising such information have been made generally available to the public in combination. The covenants made in this Section 9.1 shall continue perpetually, including after Participant's Termination Date.
9.2    Assignment of Inventions. Any copyrightable work falling within the definition of Work Product shall be deemed a "work-made-for-hire" under the copyright laws of the United States (17 U.S.C. 101 et seq.), and ownership of all rights therein shall vest in the Company or is Subsidiaries, as applicable, from the moment of fixation. In the event that any Work Product is deemed not to be a "work-made-for-hire," or if other rights may at any time be embodied in any Work Product, Participant hereby assigns and transfers, and agrees to assign and transfer to the Company and its legal successors and assigns, the entire right, title, and interest in and to such Work Product. Participant hereby waives, to the extent permitted by applicable law, all "moral rights" Participant has in and to the Work Product. Participant will promptly disclose any Work Product as may be susceptible of such manner of communication to the Company and perform all actions reasonably requested by the Company (whether before or after Participant's Termination Date) to establish and confirm such ownership (including, without limitation, the execution and delivery of assignments, affidavits, declarations, oaths, exhibits, consents, powers of attorney and other instruments and documentation) and to provide reasonable assistance to the Company or any of its Subsidiaries in connection with the application and prosecution of any applications for any intellectual property rights or reissues thereof or in the prosecution or defense of interferences relating to any Work Product. Should the Company be unable to secure Participant's signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Work Product, whether due to Participant's mental or physical incapacity or any other cause, Participant hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as Participant's agent and attorney in fact, to act for and in Participant's behalf and stead, to execute and file any such document, and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections with the same force and effect as if executed and delivered by Participant.
9.3    Notice of Statutory Exception. Notwithstanding anything to the contrary contained in the Plan, Work Product shall not include any invention developed entirely on Participant's own time without using any equipment, supplies, facilities, or trade secrets of the Company or any of its Subsidiaries, unless such invention (a) relates at the time of conception or reduction to practice to the business of the Company or its Subsidiaries or its and actual or demonstrably anticipated research or development of the Company or its Subsidiaries, or (b) results from any work performed by Participant for Company or any of its Subsidiaries.
9.4    Non-Competition; Non-Solicitation. Participant acknowledges and agrees with the Company that during the course of Participant's involvement and/or employment with the Company or its Subsidiaries, Participant has had and will continue to have the opportunity to develop relationships with existing employees, vendors, suppliers, customers, strategic partners, licensees, licensors, lessors and other business associates of the Company and its Subsidiaries which relationships constitute goodwill of the Company and its Subsidiaries, and the Company and its Subsidiaries would be irreparably damaged if Participant were to take actions that would damage or misappropriate such goodwill. Accordingly, Participant agrees as follows:
(a)    Participant acknowledges that the Company and its Subsidiaries currently conduct their business throughout North America (the "Territory"). For purposes hereof, the "Territory" shall also include any international market in which the Company or any of its Subsidiaries conducts its business or has plans that have been considered by the Board to conduct its business, in either event, at the time of Participant's Termination Date. Accordingly, during the Non-Competition Period, Participant shall not: (i) directly or indirectly, own, manage, engage in, operate, control, work for, consult with, render services for, or participate in or acquire, maintain any interest in (financial, proprietary or otherwise) any business that engages in the Line of Business within the Territory, whether for or by Participant or as a representative for or on behalf of any other person or entity or (ii) solicit any supplier or other material business relation of the Company to reduce their business with, or change the nature of their business relationship with, the Company and its Subsidiaries or otherwise influence or seek to influence such relationship in a manner adverse to the Company and its Subsidiaries. For purposes herein, “Line of Business” shall mean the business of the Company or its Subsidiaries as conducted as of the date hereof or at any time during the Participant’s employment or which has been considered by the Board at the time of Participant's Termination Date.
(b)    Notwithstanding the foregoing, the aggregate passive ownership by Participant of no more than two percent (2%) of the outstanding equity securities of any entity, which securities are traded on a national or foreign securities exchange, quoted on the Nasdaq Stock Market or other automated quotation system, and which entity competes with the Company (or any part thereof) within the Territory, shall not be deemed to be giving or lending funds to, otherwise financing or having a financial interest in a competitor. In the event that any entity in which Participant has any financial or other interest directly or indirectly enters into the Line of Business during the Non Competition Period, Participant shall use his reasonable best efforts to divest all of his interest (other than any amount permitted to be held pursuant to the first sentence of this Section 9.4(b)) in such entity within thirty (30) days after learning that such entity has entered the Line of Business.
(c)    Participant covenants and agrees that during the Non-Competition Period (i) Participant will not, directly or indirectly, either for Participant or for any other person or entity, solicit any employee, consultant or agent of the Company (other than such Participant's personal assistant or secretary) or any Subsidiary or Affiliate of the Company to terminate their employment or other relationship with the Company or any Subsidiary or Affiliate of the Company or (ii) employ or engage (or cause to be employed or engaged) any such individual.
9.5    Non-Disparagement. Participant agrees not to make negative comments or otherwise disparage the Company and its Subsidiaries or their officers, directors, employees, shareholders, members, agents or products other than in the good faith performance of Participant's duties to the Company while Participant is employed by or providing services to the Company. The foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings).
9.6    No Restriction on Earning a Living. Participant hereby acknowledges that the provisions of this Section 9.4 do not preclude Participant from earning a livelihood, nor do they unreasonably impose limitations on Participant's ability to earn a living. In addition, Participant hereby acknowledges that the potential harm to the Company and/or its Subsidiaries of non-enforcement of this Section 9.4 outweighs any harm to Participant of enforcement (by injunction or otherwise) of this Section 9.4 against Participant. If any portion of the provisions of this Section 9.4 is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, territory, definition of activities covered, or definition of information covered is considered to be unreasonable in scope, the invalid or unenforceable term shall be redefined, or a new enforceable term provided, such that the intent of the Company and Participant in agreeing to the provisions of this Section 9.4 will not be impaired and the provision in question shall be enforceable to the fullest extent of applicable law.
9.7    Additional Acknowledgements; Remedies. Participant acknowledges that the restrictions contained in this Article IX are reasonable and necessary to protect the legitimate interests of the Company and its Subsidiaries and that the Company would not have entered into the Plan or any Award Agreement in the absence of such restrictions. Participant also acknowledges that any breach by Participant of this Article IX will cause continuing and irreparable injury to the Company and its Subsidiaries for which monetary damages would not be an adequate remedy. Participant shall not, in any action or proceeding to enforce any of the provisions of the Plan, assert the claim or defense that an adequate remedy at law exists or that this Article IX is unreasonable or otherwise not enforceable in accordance with their terms. In the event that, notwithstanding the foregoing, Participant challenges the reasonableness or enforceability of the restrictions contained in this Article IX, Participant shall pay the attorneys’ fees of the Company and/or its Subsidiaries, as applicable. In the event of such breach by Participant, the Company or any of its Subsidiaries shall have the right to enforce the provisions of this Article IX by seeking injunctive or other relief in any court, and the Plan shall not in any way limit remedies of law or in equity otherwise available to such entity. The periods of time set forth in this Article IX shall not include, and shall be deemed extended by, any time required for litigation to enforce the relevant covenant periods, provided that the Company or any of its Subsidiaries is successful on the merits in any such litigation. The "time required for litigation" is herein defined to mean the period of time from the earlier of Participant's first breach of such covenants or service of process upon Participant through the expiration of all appeals related to such litigation.
9.8    Survival of Provisions. The obligations contained in this Article IX shall survive the termination of Participant's employment or service with the Company and its Subsidiaries and shall be fully enforceable thereafter.
ARTICLE X
OTHER PROVISIONS
10.1    Indemnification. No member of the Board, nor any person to whom administrative or ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or Awards made thereunder, and each member of the Board shall be fully indemnified and protected by the Company with respect to any liability he may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company's Certificate of Incorporation and Bylaws, as amended from time to time, or under any agreement between any such Board member and the Company.
10.2    Termination and Amendment. The Board at any time may suspend or terminate this Plan and make such additions or amendments as it deems advisable under this Plan; provided that, the Board may not change any of the terms of the Plan or an Award Agreement in a manner materially adverse to a Participant without the prior written approval of such Participant; provided further, that to the extent the Board amends the Plan in a manner materially adverse to a Participant without such Participant's consent, such Participant shall continue to be bound and governed by the terms of the Plan as in effect prior to such amendment.
10.3    Taxes. Subject to Section 5.3, the Company shall have the right to require Participants or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy his minimum federal, state, local and foreign withholding tax requirements, as applicable, or to deduct from all payments under the Plan amounts sufficient to satisfy such minimum withholding tax requirements. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state, local and foreign withholding tax requirements, as applicable.
10.4    Withholding. Subject to Section 5.3, in a situation where, if a Participant were to receive Award Stock (by virtue of the exercise of any Award), the Company or any of its Affiliates (or a former Affiliate) would be obliged to (or would suffer a disadvantage if it were not to) account for any tax or social security contributions in any jurisdiction for which that person would be liable by virtue of the receipt of Award Stock or which would be recoverable from that person (together, the "Tax Liability"), the Award may not be exercised unless that person has either (i) made a cash payment to the Company or any of its Affiliates (or such former Affiliates) of an amount at least equal to the Company's estimate of the tax liability, or (ii) entered into arrangements acceptable to the Company or any of its Affiliates (or such former Affiliates) to secure that such a payment is made (whether by authorizing the sale of some or all of the Award Stock on his behalf and the payment to the Company or any of its Affiliates (or such former Affiliates) of the relevant amount out of the proceeds of sale or otherwise).
10.5    Data Collection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about Participant and his participation in the Plan.
10.6    Notices. Notices required or permitted to be made under the Plan shall be in writing and shall be deemed given, delivered and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:00 p.m. (New York time) on a business day, (b) the business day after the date of transmission, if such notice or communication is delivered via facsimile later than 5:00 p.m. (New York time) on any business day and earlier than 11:59 p.m. (New York time) on the day preceding the next business day, (c) one (1) business day after when sent, if sent by nationally recognized overnight courier service (charges prepaid) or (d) upon actual receipt by the person to whom such notice is required to be given. All notices shall be addressed (i) to a Participant at such Participant's address as set forth in the books and records of the Company and its Subsidiaries or (ii) to the Company or the Board at the principal office of the Company clearly marked "Attention: Board of Directors".
10.7    Severability. In the event that any provision of this Plan would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions of this Plan are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision of this Plan.

10.8    Prior Agreements. Except as expressly stated otherwise, no provision of any employment, severance, incentive award, or other similar agreement entered into by a Participant, on the one hand, and any Subsidiary of the Company, on the other hand, prior to the Effective Date shall modify or have any effect in any manner on any provision of this Plan or any term or condition of any Award Agreement to which such Participant is a party. Without limiting the generality of the foregoing, any provision in any such agreement that purports to apply in any manner to options, stock, equity-based awards or the like shall not apply to or have any effect on any Awards under the Plan.
10.9    Governing Law and Forum; Waiver of Jury Trial. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction. Each Participant who accepts an Award thereby agrees that any suit, action or proceeding brought by or against such Participant in connection with this Plan shall be brought solely in the Court of Chancery of the State of Delaware (or, in the case of an appeal, in any state or federal court sitting in Delaware from which appeal from the Chancery Court’s decision may be validly taken), each Participant consents to the jurisdiction and venue of such courts and each Participant agrees to accept service of process by the Company or any of its agents in connection with any such proceeding. Each Participant who receives an Award hereby submits to and accepts the exclusive jurisdiction of such court for the purpose of any such suit, legal action, or proceeding, and to the fullest extent permitted by law, each Participant who accepts an Award hereby irrevocably waives any objection which he or she may now or hereafter have to the laying of venue or any such suit, legal action or proceeding in such court and hereby further waives any claim that any suit, legal action or proceeding brought in such court has been brought in an inconvenient forum. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THE PLAN OR ANY AWARD OR THE MATTERS OTHERWISE CONTEMPLATED HEREBY.
10.10    Construction. The words "include," "includes" or "including" shall be deemed to be followed by the words "without limitation." Where specific language is used to clarify by example a general statement contained herein (such as by using the words "such as"), such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. Whenever required by the context, any pronoun used in the Plan shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
10.11    Section 409A Compliance. It is the intention of the Company and the Board that the Plan not be subject to the provisions of Section 409A of the Code, as in effect as of the Effective Date or as subsequently modified, or to the extent subject to such provisions, then to comply in all material respects with such provisions. In the event that Section 409A would impose a detriment on Participants, taken as a whole, with respect to Awards under the Plan, then the Board shall consider in good faith modifications or amendments to the Plan intended to eliminate or ameliorate such detriment; provided that, in no event shall the Board be required to modify or amend the Plan in a manner adverse to the Company or the Investor; provided, further, that, in no event shall the Company or its Affiliates be responsible for any taxes or penalties incurred by a Participant for amounts and/or benefits received pursuant to the Plan.
*     *     *     *     *